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                                                                    Exhibit 23.2

[PRICEWATERHOUSECOOPERS LETTERHEAD]



25 September 2003






                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of CanWest Media Inc. and the additional registrants identified therein our report dated October 10, 2002 except for note 40 which is dated February 26, 2003, relating to the consolidated financial statements of The Ten Group Pty Limited as of and for the years ended August 31, 2002 and 2001 which appears in the Amended Annual Report for the year ended August 31, 2002 on Form 20-F/A of CanWest Media Inc. We also consent to the reference to us under the heading "Independent Public Auditors" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers
Sydney, Australia